Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to 2011 Option Plan and 2013 Option Plan of Autohome Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements of Autohome Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

May 16, 2014